Exhibit 23.4

                 CONSENT OF MINERAL RESOURCES DEVELOPMENT, INC.

      The undersigned, Mineral Resources Development, Inc., hereby states as follows:

      Our firm assisted with an evaluation and prepared an independent review, completed in 2000 (the "2000 Review"), concerning reserves in the Brimstone Deposit of the Hycroft Mine, for Vista Gold Corp. (the "Company"), portions of which are summarized under the caption "Item 2. Properties -- Hycroft Mine -- Ore Reserves" in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001 (the "Form 10-KSB"), which in turn is incorporated by reference in this Registration Statement on Form S-3 (this "Registration Statement"), to be filed with the United States Securities and Exchange Commission.

      We hereby consent to the incorporation by reference in this Registration Statement of the summary information concerning the 2000 Review, including the reference to our firm included with such information, as set forth above in the Form 10-KSB.

                                          Mineral Resources Development, Inc.


                                          By:  /s/ Larry B. Smith
                                               ------------------------------
                                                  Name:  Larry B. Smith
                                                  Title:    Chief Geologist

June 30, 2002